EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-127114) pertaining to Bluegreen Corporation’s 2005 Stock Incentive Plan,

2)	Registration Statement (Form S-8 No. 033-61687) pertaining to Bluegreen Corporation’s 1988 Outside Directors Stock Option Plan and 1995 Stock Incentive Plan,

3)	Registration Statement (Form S-8 No. 333-64659) pertaining to Bluegreen Corporation's 1998 Non-Employee Director Stock Option Plan and 1995 Stock Incentive Plan, as amended, and

4)	Registration Statements (Forms S-8 Nos. 333-151121 and 333-163768) pertaining to Bluegreen Corporation’s 2008 Stock Incentive Plan, as amended;

of our report dated March 28, 2012, with respect to the consolidated financial statements of Bluegreen Corporation included in this Annual Report (Form 10-K) of Bluegreen Corporation for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Certified Public Accountants

Boca Raton, Florida
April 01, 2013